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                       AMERICAN ARTIST FILM CORPORATION
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1245 Fowler Street, N.W. . Atlanta, GA 30318 . (404)876-7373 . FAX (404)885-9831

                               A G R E E M E N T

THIS AGREEMENT is made and entered into this 18th day of August 1997 by and between The Episcopal Media Center (EMC) and the American Artists Film Corporation (AAF), a corporation doing business in the state of Georgia.

                                R E C I T A L S

1 - AAF is a development and production company in the business of producing feature length motion pictures and video and television programs for worldwide distribution in all media.

2 - EMC is a non-profit organization with certain ties to Robert Johnson and Marion Woodman, experts and authors in the fields of Jungian psychology, mythology and dream interpretation.

3 - AAF and EMC wish to enter into an agreement to produce a series of videos featuring the ideas and opinions of Robert Johnson and Marion Woodman.

                                  A G R E E D

1 - AAF agrees to provide all production services, including but not limited to Producer/director,writer, cameramen, camera and lighting equipment, technical support and sound recording for a period of five days from October 12th through October 16th in order to create the programming.

2 - AAF will also seek to market and sell the Program to appropriate media outlets, including but not limited to public television, syndication, international broadcasters, internet services, publishers and other outlets.

3 - EMC will coordinate with Robert Johnson and Marion Woodman to appear in the program, and provide AAF with notification as to their availability.

4 - Any fees due Robert Johnson and Marion Woodman or any costs associated with their travel will be paid by EMC or one of their associates.

5 - EMC has also secured through its association with Marie Nygren the use of a certain location, Serene Be Farms, that is available as a location for the filming.






















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6 - Upon the completion of filming, AAF and EMC will together review the footage and negotiate the best end use of the material recognizing that different programs may be edited to accommodate different needs or markets.

7 - AAF agrees to provide EMC the appropriate credit, such as "Produced in association with ", or "a Production of the Episcopal Radio-TV Foundation". TV broadcast entities may require we alter the credits to comply with their standards, AAF and EMC agree to seek mutually agreeable solutions if necessary.

8 - AAF shall be entitled to the right to produce, release, distribute, exploit and market the Program in all markets without limitations and to assign these rights to others as they may so deem. AAF will own 90% of any revenues derived from such exploitation.

9 - For their contributions, EMC shall own 10% of any profits derived from the broadcast or exploitation of these programs from any sales or licensing arrangement in all media worldwide for a period of five years dating from the date of the first sale.

10 - EMC shall retain the right to sell the program into the "religious" market, to be defined at a later date.

11 - Should EMC raise any capital that may be required for the post production phase of the project, EMC and AAF agree to negotiate in good faith a higher profit position for EMC based on the amount of money raised.

12 - It is acknowledged by both parties that GPTV, the local PBS affiliate, has shown interest in partnering in this project; AAF and EMC agree to explore this possibility and to work together to modify this agreement if necessary to allow for the broadest possible distribution.

12 - Both parties assert that they have the right to enter into this agreement and that there are no known liens prohibiting against either party.

If the above commemorates your understanding please signify so by signing below.


/s/ Rex Hauck                                         August 19, 1997
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American Film Artists Corporation


/s/  name not legible                                 August 26, 1997
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Episcopal Media Center
President